SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 2, 2018

Air T, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35476	52-1206400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5930 Balsom Ridge Road

Denver, North Carolina 28037

(Address of Principal Executive Offices)

(Zip Code)

(828) 464-8741

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

To the extent responsive, the information included in Item 2.01 is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

On November 2, 2018, Contrail Aviation Support, LLC (“Contrail”), a 79%-owned subsidiary of Air T, Inc. (the “Company”), sold one used CFM International, Inc. model CFM56-7B26 airplane engine. The transaction value exceeded $4,200,000. Also on November 2, 2018, Contrail assigned its lease in the same airplane engine.*

The airplane engine sold and leased as discussed above continues Contrail’s business of purchasing aircraft and/or aircraft engines for the purpose of leasing or disassembling them and selling them for parts.

Transaction documents with respect to each transaction are filed as Exhibit 10.1 and Exhibit 10.2 hereto, which are incorporated herein by reference.

*	Portions of each transaction exhibit are treated as confidential pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits

10.1	Engine Sale and Purchase Agreement, dated November 2, 2018, by and between Contrail Aviation Support, LLC and WWTAI AIROPCO II DAC.*

10.2

Assignment, Assumption and Amendment Agreement, dated November  2, 2018, by and between Contrail Aviation Support, LLC, WWTAI AIROPCO II DAC, and Blue Air Aviation SA f/k/a Blue Air – Airline Management Solutions SRL, assigning the Engine Lease Agreement, dated January 10, 2018.*

*	Portions of the exhibit are treated as confidential pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2018

AIR T, INC.

By:	/s/ Brett Reynolds
Brett Reynolds, Chief Financial Officer

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